UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2011

CLEARWATER PAPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34146	20-3594554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West Riverside Ave., Suite 1100 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (509) 344-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 9, 2011, the Company held its 2011 Annual Meeting of Stockholders. The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in the Company’s Proxy Statement filed with the SEC on March 25, 2011. The results with respect to each matter are set out below:

Proposal 1 – Election of Directors

The following individuals were elected to serve as Class III directors to hold office until the 2014 Annual Meeting of Stockholders or until the respective successors are duly elected and qualified:

Nominee	For	Against	Abstain	Broker Non-Votes

Fredric W. Corrigan	8,736,866	476,582	36,796	1,138,259
Michael T. Riordan	8,773,984	469,815	6,445	1,138,259

Proposal 2 – Ratification of the Appointment of KPMG, LLP as Independent Registered Public Accounting Firm for 2011

The stockholders ratified the appointment of KPMG, LLP as the Company’s independent registered public accounting firm for 2011 as follows:

For	Against	Abstain	Broker Non-Votes

9,931,232	443,773	13,498	N/A

Proposal 3 – Say-On-Pay Advisory Vote

The compensation of the named executive officers as disclosed in the Company’s Proxy Statement pursuant to Item 402 of Regulation S-K was approved, on an advisory basis, by the stockholders as follows:

For	Against	Abstain	Broker Non-Votes

8,591,125	643,083	16,036	1,138,259

Proposal 4 – Frequency of Say-On-Pay Vote

The stockholders voted, on an advisory basis, for the frequency of the stockholder vote on the compensation of the Company’s named executive officers to occur as follows:

1 Year	2 Year	3 Year	Abstain	Broker Non-Votes

6,670,207	160,535	2,313,035	106,467	1,138,259

In accordance with the results of this advisory vote, our Board of Directors has determined that the Company will hold an advisory vote on the compensation of the Company’s named executive officers on an annual basis until the next required vote as to the frequency of such votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2011

CLEARWATER PAPER CORPORATION

By:	/s/ Michael S. Gadd
Michael S. Gadd, Corporate Secretary